UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2009
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA		85605
(Address of principal executive offices)		(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01. Regulation FD Disclosure.

On April 16, 2009, Uranerz Energy Corporation filed the attached news release entitled “Uranerz Reports Uranium Leaching Amenability” announcing leach test results from core samples taken from the 100%-owned Doughstick property and the 81%-owned South Doughstick property located in the Pumpkin Buttes Uranium District. The Pumpkin Buttes Uranium District, located in the central Powder River Basin of Wyoming, is home to Areva and EDF’s Christensen Ranch in-situ recovery (“ISR”) mine, and Cameco’s North Butte ISR uranium project.

Leach amenability studies were performed on sample cores obtained from the Doughstick and South Doughstick properties. Standard ISR leach “bottle roll” tests were conducted on the samples by Energy Laboratories in Casper, Wyoming. The leach amenability studies intend to demonstrate that the uranium mineralization is capable of being leached using conventional ISR chemistry. The leach solution was prepared using sodium bicarbonate as the source of the carbonate complexing agent. Hydrogen peroxide was added as the uranium oxidizing agent. The study is an indication of the ore’s reaction rate and the potential uranium recovery. The test results showed the uranium recovery percentage for South Doughstick as 87.8%, and the uranium recovery percentage for Doughstick as 77.1% .

Applications for a Permit to Mine and a Source Material License for the Nichols Ranch ISR Uranium Project were submitted to the Wyoming Department of Environmental Quality – Land Quality Division (“WDEQ”) and the United States Nuclear Regulatory Commission (“NRC”) in December of 2007. Both the NRC and WDEQ applications are progressing through the regulatory review process.

The mine plan for the Nichols Ranch ISR Uranium Project includes a central processing facility at the Company's Nichols Ranch property and a satellite ion exchange facility at its Hank property. The production level from these two properties is planned to be in the range of 600,000 to 750,000 pounds per year (as U308). The central processing facility is planned for a licensed capacity of 2 million pounds per year of uranium (as U3O8) and will process uranium-bearing well-field solutions from Nichols Ranch, as well as uranium-loaded resin transported from the Hank satellite facility, plus uranium-loaded resin from any additional satellite deposits that may be developed on the Company's other Powder River Basin properties, including Doughstick and South Doughstick. This centralized design enhances the economics of the Company's potential additional satellite projects by maximizing production capacity while minimizing further capital expenditures on processing facilities. The project is at a stage where it is progressing through the detailed engineering and design.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)	Press Release dated April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: April 16, 2009	By:	/s/ “Dennis Higgs”
Dennis Higgs
Chairman